Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

Second Amendment

to

ADMINISTRATION Agreement

Between

THE First Western Funds TRUST

and

ULTIMUS FUND SOLUTIONS, LLC

This Second Amendment revises the Administration Agreement, dated August 16, 2012, as amended June 1, 2018 (the “Agreement”) between The First Western Funds Trust (the “Trust”), an Ohio business trust and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company (collectively the “Parties”).

The Parties agree to amend Section 1 and Schedule B to the Agreement to include the services provided by Ultimus as described below:

1.	A new Section 1(t) is added:

1(t) provide assistance in the adoption and maintenance of a Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4 under the 1940 Act. The LRMP shall include the following services:

Implementation Phase

●	Develop and implement the Trust’s written LRMP

●	Perform an in-depth evaluation of the adequacy of the investment adviser’s written LRMP to ensure compatibility with the Trust’s LRMP

Ongoing Services

●	Assist with the preparation of periodic reporting and annual reports to the Board, including collecting and incorporating investment adviser reports

●	Provide data from each Fund’s books and records

●	Assist in monitoring of each Fund’s highly liquid investment minimum, if applicable, and level of illiquid investments

●	Assist with arranging Board notifications

●	Assist in the preparation of Form N-LIQUID

●	Add the investment adviser’s liquidity risk discussion to shareholder reports

2.	The following is added to Schedule B:

LIQUIDITY RISK MANAGEMENT PROGRAM

The Trust agrees to pay Ultimus the fees below.

Implementation Fee (payable in six equal installments commencing with initial compliance date)	$xxxxx
Annual Fee	$xxxxx
Form N-LIQUID preparation and related Board Notification	$xxx per event
Optional ICE Vantage Liquidity Indicator Model	Out of Pocket Charges

3.	Except as set forth in this Second Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Second Amendment and the Agreement, the terms of the Second Amendment will prevail.

The Parties duly executed this Second Amendment as of April 16, 2019.

THE FIRST WESTERN FUNDS TRUST		ULTIMUS FUND SOLUTIONS, LLC

By:	/s/ John Sawyer	By:	/s/ Kurt B. Krebs
Name:	John Sawyer	Name:	Kurt B. Krebs

Title:	President	Title:	Chief Financial Officer